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       EXBHIBIT 10.36 -- FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

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                               First Amendment to
                          Agreement and Plan of Merger

        This First Amendment to Agreement and Plan of Merger ("First Amendment") is entered into as of June 1, 2004 by and among WS Telecom, Inc. (the "Company"), XFone, Inc. (the "Parent"), XFone USA, Inc. ("Acquisition Sub"), Wade Spooner and Ted Parsons (collectively the "Principals").

         WHEREAS, the Company, Parent, Acquisition Sub and Principals entered into that certain Agreement and Plan of Merger dated as of May 28, 2004 (the "Merger Agreement") and desire to amend the Merger Agreement to correct certain scrivener's errors contained in the Agreement to correctly state that only the approval of the Parent as sole shareholder of the Acquisition Sub is required and that approval of the shareholder of Parent is not required.

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable value of consideration, the parties do hereby agree as follows (capitalized terms used herein have the same meaning as defined in the Merger Agreement, unless otherwise specified herein).

         1. Amendments. Section 3.02 is hereby amended to clarify that only the approval of the Parent as sole shareholder of the Acquisition Sub is required. The first sentence of Section 3.02 is hereby amended as follows:

                  ". . ., and the confirmation by each of Parent and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by their respective Board of Directors and subject to the approval of the Parent as sole shareholder of Acquisition Sub (a) . . . ."

         2. Section 5.01(a) is hereby amended in its entirety to read as follows:

                  "(a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted (i) by the Company Shareholders by the requisite vote under applicable law and the Company's Articles of Incorporation, and (ii) by the shareholders of Acquisition Sub by the requisite vote under applicable law and the Acquisition Sub's Certificate of Incorporation."

         3. Ratification. The Merger Agreement as amended hereby is ratified and affirmed, and except as expressly amended hereby, all other terms and provisions of the Merger Agreement remain unchanged and continue in full force and effect.

         4. Execution. This First Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to accept facsimile signatures as an original signature.


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         Executed as of the day and year first above written.


XFONE, INC.                              WS TELECOM, INC.


By:                                      By:
   ---------------------------------        ------------------------------------
   Guy Nissenson, President and CEO         Wade Spooner, Chairman, President
                                            and CEO


XFONE USA, INC.                          PRINCIPALS


By:
   ---------------------------------     ---------------------------------------
   Guy Nissenson, President              Wade Spooner, Individually


                                         ---------------------------------------
                                         Ted Parsons, Individually